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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-22401) of ChiRex Inc., of our report dated February 9, 1996, on our audits of the financial statements and financial statement schedule of ChiRex Inc. (formerly SepraChem Inc.). We also consent to the references to our firm under the captions "Experts" and "Selected Historical Financial Data."


                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

March 18, 1997